UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported):

December 22, 2003

ASCENDANT SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-27945	75-2900905
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16250 Dallas Parkway, Suite 102, Dallas, Texas	75248
(Address of principal executive offices)	(Zip Code)

(972) 250-0945

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure.

On November 13, 2003, Ascendant Solutions, Inc. (the “Company”) and Park Pharmacy Corporation Inc., a Colorado corporation (“Seller”), jointly filed a First Amended Plan of Reorganization under Chapter 11 of the United States Bankruptcy Code Proposed by the Seller and the Company. (“Joint Plan”) and an Amended Disclosure Statement in Support of First Amended Plan of Reorganization of the Seller under Chapter 11 of the U.S. Bankruptcy Code Proposed by the Seller and the Company (the “Disclosure Statement”).

The Disclosure Statement was approved by the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (“Bankruptcy Court”), on December 11, 2003. On December 11th, the Bankruptcy Court also approved a Joint Motion: (A) for Approval of Bid Procedures in the Event of Competing Bids, (B) Payment of Termination Fee and (C) Approval of Deposit Agreement (“Joint Motion”) which was jointly filed by the Company and Seller on November 13, 2003. The Disclosure Statement (as amended and filed on December 22, 2003), the Joint Plan (as amended and filed on December 22, 2003) and ballots for creditors entitled to vote for the Joint Plan were mailed on December 23, 2003 and a hearing to confirm the Joint Plan has been scheduled for February 5, 2004.

The Company, through its wholly-owned subsidiary Dougherty’s Holdings, Inc. (“DHI”), proposes to acquire substantially all of the assets (“Assets”) of Seller pursuant to the Joint Plan and the Asset Purchase Agreement (the “Agreement”) entered into December 9, 2003 between Seller and DHI. The Seller has been operating as a debtor in possession since December 2, 2002. The Assets being purchased include all of the cash and certain other assets of the Seller and all equity interests of the following entities (each wholly-owned by Seller): (i) Dougherty’s Pharmacy, Inc., (ii) Park Operating GP, LLC, (iii) Park LP Holdings, Inc., (iv) Park-Medicine Man GP LLC (v) Park Infusion Services, L.P., and (vi) Park-Medicine Man, L.P.

Pursuant to the Joint Plan and the Agreement, the Company has deposited $100,000 in a separate bank account (such deposit to be utilized under the Agreement as part of the purchase price if the acquisition closes) and would invest up to $1.5 million into DHI. DHI would then assume long-term debt of the Seller of approximately $6.25 million. In conjunction with the acquisition of the Assets, including accounts receivable, inventory, and cash, DHI will be assuming certain trade payables. For the twelve months ended June 30, 2003, the Seller had (unaudited) revenues of approximately $43.8 million.

Seller is engaged as a provider of healthcare services through its retail pharmacies and infusion therapy/specialty pharmacy services units. Based in Dallas, Texas, the Seller operates one retail drug store, Dougherty’s Pharmacy, Inc, in Dallas and three pharmacies in the area between Houston and the Gulf of Mexico coast under the name Medicine Man. Infusion therapy/specialty pharmacy services are located in Dallas, San Antonio and Houston and are operated under the name Park Infusion Services.

The proposed acquisition will be subject to various conditions, including bankruptcy court approval, and there can be no assurances that the acquisition will close nor that the Company will be able to integrate and execute the Seller’s business successfully.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENDANT SOLUTIONS, INC.

Dated: December 30, 2003	By:	/s/ DAVID E. BOWE

David E. Bowe Chief Executive Officer, President and Chief Financial Officer

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